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                                                               EXHIBIT 4(c)(iii)



                                    AMENDMENT dated as of November 21, 1997, to
                           the Credit Agreement dated as of September 23, 1990 (as amended and restated as of February 7, 1997) (the "Credit Agreement"), among ESCO ELECTRONICS CORPORATION, a Missouri corporation ("ESCO"), DEFENSE HOLDING CORP., a Delaware corporation (the "Borrower"), the BANKS party thereto (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                  A. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

                  B. ESCO and the Borrower have requested that certain provisions of the Credit Agreement be amended as set forth herein. The Banks are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. Amendments. (a) Section 1.01 of the Credit Agreement is amended to add the following definitions in alphabetical order:

                  "Euroshield" means Euroshield OY.

                  "Euroshield Acquisition Corporation" means EMC Test Systems or any other Wholly-Owned Consolidated Subsidiary.

                  "PTI Filters" means Sanmar - PTI Filters Limited.

                  (b)      The second proviso in the second sentence of Section
5.08 of the Credit Agreement is hereby amended and restated as follows:

         provided further, that the Borrower shall not be required to pledge or create a security interest in any of the assets of SFL, FBV, FGMBH, FSA, Filtrotec, PPD (including the capital stock of PPD) or Euroshield, nor shall SFL, FBV, FGMBH, FSA, Filtrotec, PPD or Euroshield be required to become a party to the
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         Guarantee Agreement or the Security Agreement, and the pledge by the
         Borrower of the capital stock of SFL, the pledge by Filtertek of the capital stock of FBV, FGMBH, FSA and Filtrotec, and the pledge by Euroshield Acquisition Corporation of the capital stock of Euroshield shall be limited to 65% of each class of such capital stock.

                  (c) Section 5.09 of the Credit Agreement is hereby amended and restated as follows:

                           SECTION 5.09. Subsidiaries; Partnerships. ESCO will not have any direct Subsidiaries other than the Borrower and any Restricted Subsidiaries. The Borrower will not have any direct or indirect Subsidiaries, other than the Specified Subsidiaries and any Subsidiaries resulting from any Investments made in accordance with clause (f), (l) or (n) of Section 5.16 and any Restricted Subsidiaries, all of which shall be direct Subsidiaries (except that (i) PPD shall be a direct Subsidiary of SFL, (ii) Comtrak shall be a direct Subsidiary of SEI, (iii) EMC Test Systems shall be a limited partnership as described in the definition of "EMC Test Systems Reorganization", (iv) Rantec shall be a direct Subsidiary of Rantec Holding as described in the definition of "EMC Test Systems Reorganization", (v) Rantec Commercial shall be a direct Subsidiary of Rantec as described in the definition of "EMC Test Systems Reorganization", (vi) FBV, FGMBH, Filtrotec, FDPR and FDB shall be direct subsidiaries of Filtertek,
         (vii) FSA shall be a subsidiary of Filtertek and FBV, and (viii) Euroshield shall be a subsidiary of Euroshield Acquisition Corporation). Neither ESCO nor the Borrower will, and they will not permit any of their Subsidiaries to, enter into any partnership or joint venture other than EMC Test Systems, PTI Filters and a Permitted Joint Venture. Notwithstanding anything to the contrary contained in this Section (i) Uniexcel shall be a partially-owned Subsidiary of SFL,
         (ii) Filtertek de Puerto Rico S.A. may issue Class B Common Stock to certain of its senior executives, (iii) Filtertek may own less than all of, but not less than 85% of, the outstanding common stock of FDB and
         (iv) PTI may own not less than 40% and not more than 49% of the outstanding common stock of PTI Filters.
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                  (d)      Section 5.11(a) of the Credit Agreement is hereby
amended to add the following clauses (xiii) and (xiv) at the end of such
Section:

                  (xiii) Debt consisting of unsecured guarantees by ESCO, the Borrower or PTI of 49% of the outstanding amount of loans to PTI Filters made by local banks in India; provided that the aggregate principal amount of such unsecured guarantees at any time outstanding under this clause (xiii) shall not exceed $800,000; and

                  (xiv) following the completion of the acquisition of Euroshield by Euroshield Acquisition Corporation, unsecured and secured Debt of Euroshield and unsecured guarantees by ESCO, the Borrower or Euroshield Acquisition Corporation of Debt of Euroshield, in each case, in an amount not to exceed $2,500,000.

                  (d) Section 5.16 of the Credit Agreement is hereby amended to add the following clauses (m) and (n) at the end of such Section:

                  (m) if at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, Investments by PTI in PTI Filters consisting of (i) contributions of cash and equipment with a book value not exceeding $255,000, which shall be treated as an equity contribution, and (ii) loans made to, or guarantees of loans made to, PTI Filters, to the extent permitted by clause (xiii) of Section 5.11(a); provided that all Investments in PTI Filters, made pursuant to this clause (m), including any guarantees of Debt of PTI Filters, shall be treated as an Investment made pursuant to clause (f) of this Section for purposes of determining compliance with the limitations of such clause (f).

                  (n) if at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, Investments by Euroshield Acquisition Corporation to effect the acquisition of Euroshield consisting of (i) $3,500,000 of cash, (ii) $750,000 of deferred purchase price payable over three years following such acquisition, and (iii) $750,000 payable in the third year if certain performance targets are met; provided that all Investments in Euroshield, made pursuant to this clause (n), shall be treated as an
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         Investment made pursuant to clause (f) of this Section for purposes of determining compliance with the limitations of such clause (f).

                  (e) Section 5.17 of the Credit Agreement is hereby amended to add the following clause (n) at the end of such Section:


                  (n) Liens of Euroshield to secure Debt of Euroshield permitted by Section 5.11(a)(xiv).

                  SECTION 2. Representations and Warranties. Each of ESCO and the Borrower hereby represents and warrants to each Bank, on and as of the date hereof, that:

                  (a) This Amendment has been duly authorized, executed and delivered by each of ESCO and the Borrower, and each of this Amendment and the Credit Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of each of ESCO and the Borrower, enforceable in accordance with its terms.

                  (b) The representations and warranties of each of ESCO and Borrower contained in the Credit Agreement and in each other Loan Document are true and correct in all respects with the same effect as if made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

                  (c) After giving effect to this Amendment, no Default has occurred and is continuing.

                  SECTION 3. Effectiveness. This Amendment shall become effective upon receipt by the Agent of counterparts hereof signed by each of ESCO, the Borrower and the Required Banks.

                  SECTION 4. Miscellaneous. (a) This Amendment constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                  (b) Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
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                  (c)      This Amendment shall be construed in accordance with
and governed by the law of the State of New York.

                  (d) Each reference to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and to whose benefit the provisions of this Amendment shall inure.

                  (e) This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument.

                  (f) Except as specifically amended or modified hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.


                                             ESCO ELECTRONICS CORPORATION

                                             by
                                             /s/ Donald H. Nonnenkamp
                                             ------------------------
                                             Name:  Donald H. Nonnenkamp
                                             Title: Vice President &
                                                    Treasurer


                                             DEFENSE HOLDING CORP.

                                             by
                                             /s/ Philip M. Ford
                                             ------------------------
                                             Name: Philip M. Ford
                                             Title: Sr. Vice President & CFO


                                             MORGAN GUARANTY TRUST COMPANY OF
                                             NEW YORK, individually and as Agent

                                             by
                                             /s/ Kevin J. O'Brien
                                             ------------------------
                                             Name: Kevin J. O'Brien

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                                                                               6
                                             Title: Vice President


                                             NATIONSBANK, N.A.

                                             by
                                             /s/ Kenneth J. Schult
                                             ------------------------
                                             Name: Kenneth J. Schult
                                             Title: Vice President



                                             THE BANK OF NEW YORK

                                             by
                                             /s/ Christopher C. Jacobs
                                             ------------------------
                                            Name: Christopher C. Jacobs
                                            Title: Assistant Treasurer


                                             THE BANK OF NOVA SCOTIA

                                             by
                                             /s/ F.C.H. Ashby
                                             ------------------------
                                             Name: F.C.H. Ashby
                                             Title: Senior Manager Loan
                                                    Operations


                                             THE SUMITOMO BANK, LIMITED

                                             by
                                             /s/ Teresa A. Lekich
                                             ------------------------
                                             Name: Teresa A. Lekich
                                             Title: Vice President

                                             by
                                             /s/ Michael F. Murphy
                                             ------------------------
                                             Name: Michael F. Murphy
                                             Title: Vice President & Manager


                                             FIRST UNION NATIONAL BANK OF
                                             NORTH CAROLINA

                                             by
                                             /s/ Glenn Edwards
                                             ------------------------
                                             Name: Glenn Edwards
                                             Title: Vice President
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                                                                               7
                                             SANWA BUSINESS CREDIT CORPORATION

                                             by
                                             /s/ Lawrence J. Placek
                                             ------------------------
                                             Name: Lawrence J. Placek
                                             Title: Vice President